UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: March 16, 2015

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
On October 24, 2014, Viggle Inc. (the “Company”) and Sillerman Investment Company III LLC (“SIC III”) entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") pursuant to which SIC III agreed to purchase certain securities issued by the Company for a total of $30,000,000. Pursuant to the Securities Purchase Agreement, the Company issued a Line of Credit Promissory Note (the “Note”), which provides for a $20,000,000 line of credit to the Company. In addition, SIC III agreed to purchase 10,000 shares (the “Shares”) of a new class of Series C Convertible Preferred Stock for a total of $10,000,000, as requested by the Company. The Company also agreed to issue to SIC III warrants to purchase 1,500,000 shares of the Company’s common stock. The Securities Purchase Agreement provides that the warrants will be issued in proportion to amounts the Company draws under the Note and amounts paid for the Shares. The exercise price of the warrant will be 10% above the closing price of the Company’s shares on the date prior to the issuance of the warrants. Exercise of the warrants was subject to approval of the Company’s stockholders, and the Company’s stockholders approved the exercise of the warrants on January 13, 2015. The current outstanding balance of the Note is $20,000,000. In addition, SIC III previously purchased 3,000 shares of Series C Convertible Preferred Stock. On March 16, 2015, SIC III purchased 7,000 shares of Series C Convertible Preferred Stock pursuant to the Securities Purchase Agreement, for a purchase price of $7,000,000. Pursuant to the terms of the Securities Purchase Agreement, the Company also issued SIC III warrants (the “Warrants”) to purchase 350,000 shares of the Company’s common stock at an exercise price of $1.78.

In addition, Robert F.X. Sillerman, the Executive Chairman and Chief Executive Officer of the Company has made unsecured demand loans (the “Demand Loans”) to the Company totaling $8,750,000, bearing interest at the rate of 12% per annum. These Demand Loans were previously reported on the Company’s Current Reports on Form 8-K filed on December 24, 2014, January 19, 2015, February 20, 2015, March 2, 2015, and March 4, 2015 and in the Company’s Quarterly Report on Form 10-Q for the period ending December 31, 2014. On March 16, 2015, SIC III made an additional unsecured demand loan to the Company in the amount of $3,000,000 (the “New Note,” and together with the Demand Loans, the “Demand Notes”). The New Note bears interest at a rate of 12% per annum. After the funding of the New Note, the total outstanding principal amount of the Demand Notes totaled $11,750,000.

The Company used the $7,000,000 proceeds from the sale of 7,000 shares of Series Convertible Stock to pay $7,000,000 in principal amount of the Demand Notes. In addition, the Company used $797,727 of the proceeds of the New Note to pay all accrued and unpaid interest on the Note and the Demand Loans, and the Company intends to use the balance of the proceeds of the New Note to fund working capital requirements and for general corporate purposes. Accordingly, after the transactions described herein, the total outstanding principal amount of the Demand Notes is $4,750,000, and all accrued and unpaid interest on the Note and the Demand Note through March 16, 2015 has been paid in full.

The Series C Convertible Preferred Stock and the Warrants were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereunder and Rule 506 of Regulation D promulgated thereunder.

16b-3 Approvals

The Board of Directors also unanimously approved for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, each transaction described in the foregoing sections and each transaction arising out of or under each of the Securities Purchase Agreement, including the issuance of the Shares and the Warrants.

Special Committee and Independent Director Action

Because the transactions described in the Securities Purchase Agreement, including the issuance of the Shares and the Warrants, were between the Company and Robert F.X. Sillerman or an affiliate of Robert F.X. Sillerman, who is the Executive Chairman and Chief Executive Officer of the Company, the Company previously formed a special committee of independent directors to review those proposed transactions. Such special committee reviewed and unanimously approved such transactions. The Committee engaged an independent financial adviser in connection with its determination.

Because the issuance of the New Note was also an affiliate transaction also involving Mr. Sillerman, a majority of the Company’s independent directors approved the terms of the New Note transaction.

Important Notice regarding the Transaction Documents

The foregoing descriptions of the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Series C Certificate of Designation, the Securities Purchase Agreement, the Note, the form of Warrant, the Demand Loans and the New Note (the “Transaction Agreements”), which are attached as Exhibits 3.1, 10.1, 10.2, 10.3 to the

Company’s Current Report on Form 8-K filed on October 27, 2014, as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 24, 2014, and as Exhibit 10.1 attached hereto, respectively.

The Transaction Agreements have been included by reference to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or our subsidiaries and affiliates. The representations, warranties and covenants contained in the agreements were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to such agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is incorporated by reference from Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this item is incorporated by reference from Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description
10.1        Form of New Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC. By:/s/ Mitchell J. Nelson
Name:Mitchell J. Nelson Title: Executive Vice President and Secretary
DATE: March 18, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of New Note